UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2024

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Power REIT (the “Trust” or “Power REIT”) received a deficiency letter (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) on September 3, 2024, regarding compliance with the equity requirements based on its quarterly financial statements filed on Form 10-Q for the quarter ended 6/30/24. Specifically, since the Trust had incurred losses in two out of the last three years, it is required to have total equity of greater than $2 million.

As part of evaluating a plan to comply with the NYSE American listing requirements, the Trust embarked on analysis of the accounting treatment for its Preferred Shares which historically were classified as Mezzanine Equity. Based on its review, the Trust determined that the Preferred Shares should be treated as Equity. The Trust consulted with its Auditors and also retained a qualified third-party consultant to assist with its analysis of the accounting treatment for the Preferred Shares. Ultimately, the Trust concluded that it has incorrectly classified the Preferred Shares on its balance sheet and that they should be treated as Equity (not mezzanine equity) and the financial statements should be restated accordingly. The restatement increases the Trust’s Total Equity on its consolidated Balance Sheet to approximately $10 million which is above the threshold required for NYSE American compliance as of June 30, 2024 .

On September 24, 2024, Power REIT filed a Form 10-Q/A with the SEC for the quarter ended June 30, 2024, which provides the restated equity balance on its Consolidated Balance Sheet and an Explanatory Note. In addition, on September 24, 2024, Power REIT filed a Form 8-K describing the filing of the Form 10-Q/A.

On September 25, 2024, the Trust received a notice from the NYSE American rescinding the Deficiency Letter as the Trust is compliant with equity requirements based on the restated equity level on the financial statements in the Form 10-Q/A.

Item 7.01 Regulation FD Disclosure.

On September 26, 2024, the Company issued a press release announcing the recission of the Deficiency Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Safe Harbor

This Current Report on Form 8-K contains express or implied “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Power REIT management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Power REIT’s control. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in Power REIT’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2024, and additional disclosures Power REIT makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this Current Report on Form 8-K, and except as provided by law Power REIT expressly disclaims any obligation or undertaking to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press Release dated September 26, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2024	POWER REIT

	By	/s/ David H. Lesser
David H. Lesser
Chairman of the Board and Chief Executive Officer